UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive Suite 800E Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CECO Environmental Corp. (the “Company”) announces the departure of Lynn Watkins-Asiyanbi, the Company’s Senior Vice President and Chief Administrative and Legal Officer. Ms. Watkins-Asiyanbi is expected to cease serving as an officer of the Company as of July 31, 2025 and to complete the transition of her role and cease employment as of August 15, 2025 (the “Departure Date”). During her time at the Company, Ms. Watkins-Asiyanbi was a member of the Company’s executive leadership team and played an active role in the advancement of the organization over the last three (3) years. The Company expresses its thanks to her for her contributions.

On July 18, 2025, Ms. Watkins-Asiyanbi and the Company entered into a written separation agreement and release (the “Separation Agreement”), providing for certain severance payments and benefits to Ms. Watkins-Asiyanbi and a general release of claims in favor of the Company.

Pursuant to the Separation Agreement, in exchange for Ms. Watkins-Asiyanbi’s execution and non-revocation of a general release of claims contained in the Separation Agreement, as well as her re-affirmation of certain non-disparagement, non-competition and non-solicitation covenants, she will receive (subject to applicable taxes) certain compensation and benefits, consisting of: (1) $300,000 as a lump sum cash severance payment; (2) a lump sum cash payment equal to nine months of COBRA premiums for continued health care insurance coverage; (3) $20,000 as a lump sum cash payment, which is intended to cover outplacement services; (4) $225,000 as a lump sum cash payment representing 75% of Ms. Watkins-Asiyanbi’s full-year 2025 annual cash incentive award target opportunity; (5) continued vesting of any service-based restricted stock units (“RSUs”) that remain unvested and outstanding as of the Departure Date that have a scheduled vesting date on or prior to March 31, 2026, with any other RSUs that will not vest during that period forfeited as of the Departure Date; and (6) the target number of performance-based restricted stock units (“PRSUs”) that remain unvested and outstanding as of the Departure Date that were otherwise scheduled to vest in March 2026 will convert to RSUs and vest on March 15, 2026, with any other PRSUs forfeited as of the Departure Date. The provision of the foregoing compensation and equity vesting under the Separation Agreement is subject to Ms. Watkins-Asiyanbi’s compliance with the terms of the Separation Agreement.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Separation Agreement and Release, dated July 18, 2025, between CECO Environmental Corp. and Lynn Watkins-Asiyanbi.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2025	CECO Environmental Corp.

	By:	/s/ Peter Johansson
Peter Johansson
Chief Financial and Strategy Officer